Exhibit (h)(51)

Amendment to the

Amended and Restated Financial Accounting Services Agreement

This is an amendment (the “Amendment”) to the Amended and Restated Financial Accounting Services Agreement, dated December 13, 2004 (the “Agreement”) entered into among Calamos Advisors LLC and the parties listed in Schedule I thereto.

In consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:

(1)	Schedule I of the Agreement is hereby deleted and replaced with the attached Schedule I; and

(2)	All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.

This Amendment shall be effective as of June 29, 2018.

CALAMOS ADVISORS LLC		CALAMOS INVESTMENT TRUST, on behalf of itself and each series thereunder

By:	/s/ Thomas Herman	By:	/s/ J. Christopher Jackson
Name:	Thomas Herman	Name:	J. Christopher Jackson
Title:	Chief Financial Officer	Title:	Vice President and Secretary

CALAMOS ADVISORS TRUST		CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND

By:	/s/ J. Christopher Jackson	By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson	Name:	J. Christopher Jackson
Title:	Vice President and Secretary	Title:	Vice President and Secretary

CALAMOS CONVERTIBLE AND HIGH INCOME FUND		CALAMOS STRATEGIC TOTAL RETURN FUND

By:	/s/ J. Christopher Jackson	By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson	Name:	J. Christopher Jackson
Title:	Vice President and Secretary	Title:	Vice President and Secretary

CALAMOS GLOBAL TOTAL RETURN FUND		CALAMOS GLOBAL DYNAMIC INCOME FUND

By:	/s/ J. Christopher Jackson	By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson	Name:	J. Christopher Jackson
Title:	Vice President and Secretary	Title:	Vice President and Secretary

CALAMOS ETF TRUST, on behalf of itself and each series thereunder		CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND

By:	/s/ J. Christopher Jackson	By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson	Name:	J. Christopher Jackson
Title:	Vice President and Secretary	Title:	Vice President and Secretary

CALAMOS LONG/SHORT EQUITY & INCOME 2028 TERM TRUST

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Vice President and Secretary

SCHEDULE I

Calamos Investment Trust, a Massachusetts business trust

Calamos Convertible Fund

Calamos Growth and Income Fund

Calamos Market Neutral Income Fund

Calamos Growth Fund

Calamos Global Growth and Income Fund

Calamos High Income Opportunities Fund

Calamos Opportunistic Value Fund

Calamos International Growth Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Emerging Market Equity Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Income Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Advisors Trust, a Massachusetts business trust

Calamos Growth and Income Portfolio

Calamos ETF Trust, a Delaware statutory trust

Calamos Convertible Opportunities and Income Fund, a Delaware statutory trust

Calamos Convertible and High Income Fund, a Delaware statutory trust

Calamos Strategic Total Return Fund, a Delaware statutory trust

Calamos Global Total Return Fund, a Delaware statutory trust

Calamos Global Dynamic Income Fund, a Delaware statutory trust

Calamos Dynamic Convertible and Income Fund, a Delaware statutory trust

Calamos Long/Short Equity & Income 2028 Term Trust, a Delaware statutory trust